U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TAILWIND ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39489	85-1288435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1545 Courtney Ave Los Angeles, California	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 432-0610

Not Applicable

(Former name or former address, if changed since last report)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-half of one redeemable warrant	NYSE American LLC

Class A Common Stock included as part of the units	NYSE American LLC

Redeemable Warrants included as part of the units, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249497 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of Tailwind Acquisition Corp. (“TWND”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-248113) initially filed with the U.S. Securities and Exchange Commission on August 18, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Tailwind Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the Tailwind Acquisition Corp.’s Registration Statement on Form S-4 (File No. 333-267403), filed on September 13, 2022).
3.2	Amended and Restated Bylaws of Tailwind Acquisition Corp. (incorporated by reference to Exhibit 3.2 to the Tailwind Acquisition Corp.’s Registration Statement on Form S-4 (File No. 333-267403), filed on September 13, 2022).
4.1	Specimen Unit Certificate of Tailwind Acquisition Corp. (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Tailwind Acquisition Corp.’s Registration Statement on Form S-1, filed on August 26, 2020).
4.2	Specimen Class A Common Stock Certificate of Tailwind Acquisition Corp. (incorporated by reference to Amendment No. 1 to Tailwind Acquisition Corp.’s Registration Statement on Form S-1, filed on August 26, 2020).
4.3	Specimen Warrant Certificate of Tailwind Acquisition Corp. (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to Tailwind Acquisition Corp.’s Registration Statement on Form S-1, filed on August 26, 2020).
4.4	Warrant Agreement, dated September 9, 2020, by and between Tailwind Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Tailwind Acquisition Corp.’s Current Report on Form 8-K, filed on September 9, 2020).
10.1	Investment Management Trust Agreement, dated as of September 9, 2020, by and between Tailwind Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to Tailwind Acquisition Corp.’s Current Report on Form 8-K, filed on September 9, 2020).
10.2	Registration and Shareholder Rights Agreement among the Company, the Sponsor, the Underwriter and certain directors of the Company (incorporated by reference to Exhibit 10.3 to Tailwind Acquisition Corp.’s Current Report on Form 8-K, filed on September 9, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2022

TAILWIND ACQUISITION CORP.

By:	/s/ Chris Hollod
Name:	Chris Hollod
Title:	Chief Executive Officer

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